October 18, 1995



          Mr. Tim J. Toney
          President
          Akorn Manufacturing, Inc.
          150 South Wyckles Road
          P.O. Box 1220
          Decatur, IL 62525


          Re: Development Of: Sodium Chloride   Injection,  U.S.P.  0.9%,
          Tetracaine Hydrochloride Injection, U.S.P. 1% & Epinephrine Injection, U.S.P.

          Supply Of: Sodium Chloride Injection, U.S.P.  0.9%,  Tetracaine
          Hydrochloride  Injection,  U.S.P.   1%,   Epinephrine  Injection,
          U.S.P.,   Dextrose  Injection,  U.S.P.  10%,  Ephedrine   Sulfate
          Injection, U.S.P. and Sterile Water for Injection, U.S.P.


          Dear Tim:

          In connection with our recent discussions and correspondence, this letter is intended as a binding agreement relative to (i) the development by Akorn Manufacturing, Inc. ("Akorn") of Sodium Chloride Injection, U.S.P. 0.9% ("Sodium Chloride"), Tetracaine Hydrochloride Injection, U.S.P. 1% ("Tetracaine Hydrochloride") and Epinephrine Injection, U.S.P. ("Epinephrine"), to include a complete Product Development Report on each of those three products, and (ii) the provision by Akorn to Jordan
          Pharmaceuticals, Inc. ("Jordan") of Sodium Chloride, Tetracaine Hydrochloride, Epinephrine, Dextrose Injection, U.S.P. 10% ("Dextrose"), Ephedrine Sulfate Injection, U.S.P. ("Ephedrine Sulfate") and Sterile Water for Injection, U.S.P. ("Sterile Water") in specified sizes and formats. The proposed terms and conditions of the agreement (the "Agreement") are as follows:

          Product Development.

          Subject to the terms and conditions of this Agreement, Akorn agrees to perform the necessary development work in order to manufacture and supply Sodium Chloride, Tetracaine Hydrochloride and Epinephrine (the "Development Products") to Jordan in accordance with the respective specifications for such products set forth in Exhibit 1 attached hereto. As part of such development work, Akorn shall prepare and properly document a complete Product Development Report for each Development Product, and shall produce three (3) lots of each of the Products for stability studies, consisting of the number of units per lot for each Development Product set forth in Exhibit 2 attached hereto. The Product Development Report shall contain the data relating to the development work for each Development Product, and shall contain, at a minimum, the information summarized in the section headings of the report as listed in Exhibit 9 attached hereto, and any other development work reasonably necessary for marketable product.

          Jordan agrees to pay Akorn the amounts set forth in Exhibit 3 attached hereto (the "Development Cost") for the development of each of the Development Products. Development Costs shall not include the costs of the three lots of each of the Products for stability studies produced during the development work, which Products shall be paid for by Jordan pursuant to Paragraph 2(b), below. Akorn shall invoice Jordan for thirty percent (30%) of the specified Development Cost for a Development Product upon Akorn's commencement of development work, an additional thirty percent (30%) of the specified Development Cost at such time as Akorn commences stability studies of such Product, and the balance of the Development Cost at such time as Akorn has submitted a Product Development Report for such Development Product to Jordan indicating successful completion of all product development activities, and Jordan has accepted such report.

          Akorn will use its commercial best efforts to complete its development work with respect to all three Development Products by March 31, 1996. In performing its development work, Akorn shall give first priority to the development of the Tetracaine Hydrochloride, second priority to the development of Sodium Chloride, and third priority to the development of Epinephrine. Akorn will also use its best efforts to ensure that its development work and stability studies satisfy Food and Drug Administration ("FDA") requirements.

          Akorn agrees that Jordan shall be entitled to all information pertaining to the development work and stability studies, including master batch records and analytical methods and results. Akorn shall, at Akorn's expense, promptly provide all of such information to Jordan upon its request. All stability batch test data and all actual Product(s) produced as a result of said tests shall be the exclusive property of Jordan, and Akorn shall not have the right to use said test data or Product(s) for or on behalf of itself (except for meeting its obligations to Jordan) or any other party without Jordan's prior written consent. All other information obtained in the development of the Products shall be the non-exclusive property of Jordan and Akorn shall be entitled to use any such information to produce the Products for any other party, including Akorn. However, in the event Akorn does generate its own stability data, stability batch records and stability batches for the purpose of marketing and selling the Product (s) to any party other than Jordan, Akorn shall refund to Jordan fifty (50%) per cent of the Development cost (as set out in Exhibit 3), attributable to such Product(s).

          Agreements to Purchase and Supply Products.

          Subject to the terms and conditions of this Agreement, Jordan hereby agrees to purchase from Akorn, for the term of this Agreement, one hundred percent (100%) of Jordan's purchase requirements for Sodium Chloride, Tetracaine Hydrochloride, Epinephrine, Dextrose, Ephedrine Sulfate and Sterile Water (the "Products") in accordance with the respective specifications for such products set forth in Exhibit 1 attached hereto, and Akorn hereby agrees to supply to Jordan, during the term of this Agreement, all of Jordan's purchase requirements for such Products. Notwithstanding the foregoing, Jordan may terminate its obligations under this Paragraph, as to any Development Product, should Akorn fail to provide Jordan with a complete Product Development Report as to that Product.

          Jordan hereby agrees to provide Akorn, within thirty (30) days of execution of this Agreement, and thereafter ninety (90) days prior to each year for which this Agreement is in effect, with an annual forecast of its estimated purchase requirements for the Products for such year. Thereafter, Jordan agrees to place irrevocable rolling 90-day purchase orders for its actual purchase requirements. Such forecasts shall enable Akorn to manufacture the Products in whole batch increments as specified in Exhibit 4 attached hereto. Marketable Products produced by Akorn in the stability runs shall be deemed part of an initial purchase order and shall be purchased by Jordan as any other Product.

          Jordan agrees that its purchases of each Product within any year shall not be less than the minimum annual purchase commitment for such Product specified in Exhibit 5; provided, however, Jordan shall have no obligation to purchase the minimum annual purchase commitment of Sterile Water specified in Exhibit 5 after December 31, 1997 unless and to the extent it has purchase orders for such minimum quantities from its customers after such date. Satisfaction of the minimum purchase commitments shall be determined on a basis corresponding with the anniversary dates of this Agreement. The minimum purchase order for Sterile Water for the period in which December 1997 falls within shall be appropriately prorated. Notwithstanding anything in this Subparagraph (c) to the contrary, Jordan may purchase quantities of one or more Products within a year without being in violation of its minimum purchase commitments so long as the aggregate dollar volume of purchases for all of the Products exceed the aggregate minimum purchase commitments specified in Exhibit 5. Additionally, Jordan agrees to use its best efforts to purchase additional sizes of Sterile Water from Akorn, and to purchase new development sizes of Sterile Water and Calcium Chloride for Injection, USP from Akorn, provided Akorn is able to meet Jordan's specifications.

          Akorn agrees to use its commercial best efforts to accommodate Jordan's request to change the amount of Products specified in its purchase orders and/or the delivery dates for such Products, and anticipates that all reasonable requests will be accommodated. Nevertheless, Jordan understands that Akorn's ability to source Product purchases within any pending 90-day period are subject to limitations based upon lead times it is required to give its suppliers, and that Akorn therefore cannot guarantee that any requested changes in quantities ordered and/or delivery dates within such 90-day period following the requested change can be effectuated. Jordan agrees to pay any additional costs incurred by Akorn to accommodate Jordan's request.

          Notwithstanding anything in this Agreement to the contrary, to the extent that Akorn cannot supply Jordan's purchase requirements, Jordan shall have the right to purchase any shortfall in its purchase requirements from another vendor without restriction. Should Akorn fail to fill any two consecutive purchase orders for any Product within one hundred twenty (120) days of the order, it shall be deemed to be unable to supply Jordan's purchase requirements for the purposes of the preceding sentence.

          Notwithstanding anything in this Agreement to the contrary, Jordan shall have the right to manufacture any of the Products should it acquire the facilities to do so provided Jordan gives Akorn at least twelve (12) months prior written notice. If such notice is provided by Jordan, it shall be released from its purchase obligations for such Products hereunder.

          Additional Products.

          Commencing April 1, 1996, Akorn agrees that it shall use its commercial best efforts to perform the necessary development work in order to manufacture and supply to Jordan two new products per year which shall be jointly agreed to by Akorn and Jordan (the "Additional Products"). The parties agree to negotiate in good faith as to the development cost, minimum annual purchase commitments, and pricing for each of the Additional Products, and such agreement shall be a condition precedent to Akorn's obligation to develop the Additional Products. Upon such agreement, this Agreement and Exhibits 1 though 8 hereof shall be amended to make appropriate reference to the Additional Products. The development of the Additional Products (including payment of the development costs) shall be governed by the terms of Paragraph 1, and the Additional Products shall be deemed to be Development Products for the purposes of Paragraph 1 as well as any other applicable provisions of this Agreement. The Additional Products shall also be deemed to be Products under Paragraph 2 and, as such, shall be governed by the provisions of Paragraph 2 as well as any other applicable provisions of this Agreement.

          (b) Jordan may specify that one of the two Additional Products per year specified in Paragraph 3(a) above be an ANDA Product. Any such ANDA Additional Product, shall be considered for all purposes as a Development Product, and subject to the provisions
          of Paragraph 1 above, with the following  modifications.   Jordan
          shall own, exclusively, the stability data, stability batch records, stability batches as well as Jordan's ANDA filing with the FDA for the ANDA Additional Product. Jordan's ownership of the remaining data and information comprising the ANDA shall be non-exclusive and subject to the provisions of Paragraph 1(d), except that should Akorn use the non-exclusive ANDA data along with its own stability data, stability batch records, and stability batches to file its own ANDA to market and sell any Additional Products to any party other than Jordan, Akorn shall refund to Jordan forty (40%) per cent of the development cost attributable to such Additional Product.

          4. Quality Standards. The Products shall meet all applicable United States Pharmacopeia ("U.S.P.") and Food and Drug
          Administration ("F.D.A.") regulations, including Good Manufacturing Practices, as such regulations may be in place at the time of delivery.

          5.  Manufacturing, Packaging and Labeling  Standards.    Akorn
          warrants that the Products shall be manufactured, packed and labeled in accordance with the standards and requirements set forth in Exhibit 6 attached hereto. Akorn shall assume the responsibility for the sourcing and purchasing of raw materials and components for the manufacture and packaging of the Products excepting labels and inserts, which will be provided by Jordan at its cost. Labels and inserts may be either in Jordan's name or that of its customers. Akorn and Jordan shall jointly develop label copy, with Akorn being responsible for ensuring that the label copy, including both content and layout, satisfies applicable U.S.P. and FDA regulations. Notwithstanding the foregoing, Akorn shall retain the responsibility and sole authority to select label stock and insert stock compatible with its machinery.

          6. Price. Jordan agrees to pay Akorn with respect to its supply of the Products the applicable price specified in Exhibit 7 attached hereto, subject to adjustment as hereinafter provided. Beginning on the second annual anniversary date of this Agreement, and on each annual anniversary date thereafter, the specific price for the Products shall be increased by an amount equal to the percentage increase, if any, in the rate of inflation for the expiring year relative to the prior year thereto, but not to exceed five percent (5%). The rate of inflation shall be determined using the Producer Price Index (#063) published by the United States Bureau of Labor Statistics (the "Index"). In order to avoid any delays in calculating the increase, the percentage increase in the Index for any expiring year shall be determined by comparing the published Index for the month which occurs three months prior to the expiration of the year to the Index for the corresponding month for the immediately preceding year. For purposes of making calculations, all percentages shall be rounded to the nearest tenth of a percentage, and all monetary amounts shall be rounded to the cent.

          7.Delivery and Payment Terms.

          (a) The Products shall be delivered F.O.B. place of origin to the Jordan warehouse located in California or any designee of Jordan located within the continental United States, provided said shipments are in whole batch increments as specified in Exhibit 4 attached hereto. Freight method and carrier shall be selected and directly paid by Jordan. All customs, duties, costs, taxes, insurance premiums and other expenses relating to transportation and delivery shall be arranged and directly paid by Jordan.

          (b) Akorn shall invoice Jordan no earlier than the shipment date for such order. Payment terms for an order shall be net forty-five (45) days of the date of the invoice. All invoiced amounts not paid within said forty-five (45) days shall bear interest at the rate of one and one-half percent (1.5%) per month from the
          date due until  paid.   Except  as such terms may be inconsistent
          with the terms of this Agreement, all of such orders shall be delivered in accordance with conditions set forth on purchase
          orders submitted by Jordan to  Akorn.   If a conflict between the
          purchase order and the terms of this Agreement exists or develops, the terms of this Agreement shall prevail.

          8. Rejected Products. If any of the delivered Products fail to meet quality standards as determined by U.S.P. or any applicable FDA standards, as well as any other specifications stipulated by the terms of this Agreement, then Akorn shall take possession of the rejected products at its cost and, at Jordan's option, reimburse Jordan the price of any rejected products, extend credit to Jordan for future purchases, or replace the rejected Products at Akorn's cost. Notwithstanding the foregoing, Akorn shall not be liable for any lost profits or consequential damages as a result of defective Products (with the exception of those matters set forth in Paragraph 11 of this Agreement). In the event of the operation of this Paragraph 8, Jordan agrees to give Akorn thirty (30) days from the shipment date to resolve any problem before returning the rejected Products.

          9. Warranties and Remedies. Akorn warrants that the Products, when shipped to Jordan, (i) will conform in all respects to the specifications by the parties with respect to such Products as then in effect, (ii) will meet U.S.P. quality standards and all applicable F.D.A. regulations, and (iii) will not be adulterated or misbranded within the meaning of F.D.A regulations. EXCEPT FOR THE FOREGOING WARRANTIES, AKORN DOES NOT WARRANT THE MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE PRODUCTS OR THE PERFORMANCE THEREOF, DOES NOT MAKE ANY WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO PRODUCTS, SPECIFICATIONS, SUPPORT, SERVICE OR ANYTHING ELSE, AND DOES NOT MAKE ANY WARRANTY TO OR FOR THE BENEFIT OF JORDAN OR ITS CUSTOMERS OR AGENTS. AKORN HAS NOT AUTHORIZED ANYONE TO MAKE ANY REPRESENTATIONS OR WARRANTY OTHER THAN AS PROVIDED ABOVE. NEITHER PARTY SHALL IN ANY EVENT BE LIABLE WITH RESPECT TO THE SUBJECT MATTER OF THIS LETTER AGREEMENT OR ANY PORTION THEREOF UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY
          (A) FOR ANY SPECIAL INCIDENTAL OR CONSEQUENTIAL DAMAGES, OR (B) SO LONG AS IT USED ITS DILIGENT COMMERCIAL EFFORTS, FOR FAILURE OR DELAY IN DELIVERY OF PRODUCTS.

          10. Product Liability Insurance. Effective January 1, 1996, each party agrees to carry products liability insurance coverage in an amount not less than $3 million, naming the other party as additional insured under said policies, and to promptly provide proof of insurance upon demand by the other party.

          11. Product Liability Claims.

          (a) Akorn agrees to indemnify, defend and hold Jordan harmless from and against any and all liabilities, damages losses, costs and expenses (including reasonable attorneys' fees and costs of litigation regardless of outcome) with respect to all claims for personal injury, wrongful death or property damage by third parties which arise from Akorn's negligence or a manufacturing defect in Products purchased from Akorn or resold by Jordan hereunder or a failure of such Products to meet all specifications required by this Agreement or any deficiency in the Products's packaging, labelling or inserts.

          (b) Jordan agrees to indemnify, defend and hold Akorn harmless from and against any and all liabilities, damages losses, costs and expenses (including reasonable attorneys' fees and costs of litigation regardless of outcome) with respect to all claims (other than those specified in Subparagraph (a)) for personal injury, wrongful death or property damage by third parties which arise from Products purchased or resold by Jordan hereunder including, without limitation, those alleged to arise from misstatements or misrepresentations made by Jordan in the course of selling such Products that are outside of or different from the approved labeling or package inserts.

          Each party will promptly notify the other of any claim or action by reason of the manufacture, use or sale of any Products of which it becomes aware, and shall instruct its attorneys defending the case to share all information bearing on the claim and its defense with the other party.

          (d) If either party intends to claim indemnification from the other party pursuant to this Paragraph 11, it shall not be entitled to settle any of the claims for which it claims or intends to claim indemnification without the consent of such other party, which consent shall not be unreasonably withheld.

          (e) The indemnities of this Paragraph 11 shall not apply (i) if the indemnified party fails to give the indemnifying party prompt written notice of any claim it receives and such failure materially prejudices the indemnifying party, or (ii) unless the indemnifying party is given the opportunity to approve any settlement, which approval shall not be unreasonably withheld. Furthermore, the indemnifying party shall not be liable for attorneys' fees or expenses of litigation of the indemnified party unless the indemnified party gives the indemnifying party the opportunity to assume control of the defense or settlement. In addition, if the indemnifying party assumes such control, it shall only be responsible for the legal fees and litigation expenses of the attorneys it designates to assume control of the litigation. In no event shall the indemnifying party assume control of the defense of the indemnified party without the consent of the indemnified party (which consent shall be given or not at its sole discretion).

          12. Force Majeure. The failure or omission by a party in the performance of an obligation contained in this Agreement shall not be deemed a breach and the performance of said obligation shall be suspended if the same shall arise from any of the following ("Events of Force Majeure"): provided, however, such cause was beyond the reasonable control and without the fault or negligence of such party: acts or orders of foreign, federal, state, or local governments or any officer, department, agency or instrumentality thereof; acts of God such as, by way of example, fire, earthquake, storm, flood, perils of the sea or waters; explosion or accident; acts of the public enemy, war, rebellion, insurrection, riot or other civil disturbances, sabotage, epidemic, or quarantine; labor disputes such as strikes; or transportation embargoes or failures or delays in transportation. Each party shall use its best efforts to minimize the duration and consequences of any failure or delay caused by an Event of Force Majeure. The affected part shall notify the other party promptly of the existence of the Force Majeure and its estimated duration. Should performance of any party be suspended due to Force Majeure for more than six (6) months, then the other party shall have the right to terminate this Agreement. However, should the Event of Force Majeure affect less than all of the Products, the foregoing right to terminate shall apply only to those Products affected, and this Agreement shall otherwise remain in effect as to the other Products not so affected.

          13.Term.

          (a) The initial term of this Agreement shall be five (5) years from the date of execution by Akorn. Thereafter, Jordan may renew this Agreement for three consecutive one (1) year periods, providing it gives written notice to Akorn no later than ninety
          (90) days prior to the end of the expiring year. Thereafter, unless a party shall notify the other party in writing of its termination of this Agreement within ninety (90) days of the expiration of the expiring year, this Agreement shall automatically renew for additional one (1) year periods.

          (b) This Agreement may be terminated at any time by either party in the event the other party commits a breach of the terms and conditions of this Agreement and fails to substantially remedy such breach within sixty (60) days after written notice thereof. Termination for breach hereunder shall not relieve the breaching party from its liability for damages.

          (c) Either party may terminate this Agreement with respect to any Product at any time upon written notice to the other without any liability at law or equity if any of the following events occur:

          (i) Governmental health authorities prohibit such Product from being sold and distributed.

          (ii) Serious unexpected adverse reactions occur which cause removal of such Product from sale and distribution.

          In the event of termination under this Subparagraph (c), this Agreement shall remain in force and effect as to all Products to which the termination does not apply.

          (d) Akorn may terminate this Agreement at any time in the event Jordan does not meet its total minimum dollar annual purchase commitment in any one contract year.

          In the event of termination under Subparagraphs 13(a), 13(b), 13(c)(i) or 13(d), Akorn shall fill all outstanding purchase orders received before the effective date of termination which orders are for delivery dates ninety (90) days or less from the date of the purchase order.

          (f) The provisions  of  Paragraphs 8  through  12, 13(e), and 14
          through  26  hereof,  shall  survive  the  termination   of  this
          Agreement.

          (g) All notices of termination must be in writing and delivered in
          accordance   with   the   notice   provisions  of  Paragraph  25.
          Termination under Paragraphs 2(a), 12 and 13(d) hereof shall be effective as of the date specified in the notice, but in no event shall the effective date be less than ninety (90) days from the date of the notice. If the notice does not state an effective date, termination shall be deemed effective ninety (90) days after the deemed delivery date of the notice. Terminations under any other provisions hereof shall be effective as of the date of the notice.

          (h) In the event of early termination of this Agreement by Jordan,
          Jordan   agrees  to  reimburse  Akorn  for  all  unused  in-house
          components and materials related to the manufacture and packaging of the products at Akorn's cost, unless such termination relates to Akorn's wrongful failure to provide Products to Jordan in accordance with the terms of this Agreement.

          14. Covenant  Not  to  Compete.   To protect and preserve Jordan's
          business opportunities with Jordan's customers, Akorn agrees that it will not, during the term of this Agreement or any renewal
          thereof,   either   directly   or  indirectly,  or  knowingly  by
          distribution means under Akorn's control, solicit and/or contract with any of Jordan's "Customers" (as such persons are listed on
          Exhibit 8 attached hereto) to meet their needs for the Products. The parties agree to update this list from time to time. This prohibition shall include the sale or provision of the Products
          to  any  of  Jordan's  Customers  through  intermediaries.   This
          prohibition may be waived by the written consent of Jordan, but such waiver may be arbitrarily and unreasonably withheld.

          15. Confidentiality.

          (a) Each party (a "receiving party") shall maintain in confidence all information disclosed by the other (the "disclosing party") which such party knows or has reason to know comprises trade secrets and other proprietary information of the other including, by way of example and not limitation, information relating to the names of the disclosing party's customers (whether or not a customer for the Products or any other product), the names of the disclosing party's suppliers, the names of the disclosing party's
          distributors   or   sales  representatives,  and  any  marketing,
          competitive, or financial or other information to come into the receiving party's possession as a consequence of this Agreement, and shall not use such trade secrets or proprietary information except as permitted by this Agreement or disclose the same to anyone other than those of its employees, consultants and agents as are necessary in connection with such party's permissible
          activities  as  contemplated in this Agreement.   To  the  extent
          permitted by applicable  law,  each  party  shall  have  obtained
          written   agreement   prior  to  disclosure  to  such  employees,
          consultants, and agents to hold in confidence and not make use of such trade secrets or proprietary information for any purpose other than those permitted by this Agreement. Each party shall use its best efforts to ensure that its employees, consultants and agents do not disclose or make any unauthorized use of such
          trade  secrets  or  proprietary information.   Each  party  shall
          notify the other promptly upon discovery of any unauthorized use or disclosure of the other's trade secrets or proprietary
          information.    Each   party  shall   return   all   confidential
          information upon termination of this Agreement.

          (b) The obligation of confidentiality contained in this Agreement shall not apply to the extent that (i) the receiving party is required to disclose information by applicable law, regulation or
          order   of   a  governmental  agency  or  a  court  of  competent
          jurisdiction; (ii) the receiving party can demonstrate that the disclosed information was at the time of disclosure already in the public domain or has since come into the public domain other than as a result of actions or failure to act by the receiving party in violation hereof; (iii) the disclosed information was rightfully known by the receiving party (as shown by its written records) prior to the date of disclosure to the receiving party in connection with this Agreement; (iv) the disclosed information was developed by the receiving party (as shown by its written records) without access to the disclosed information; or (v) the disclosed information was received by the receiving party on an unrestricted basis from a source other than the receiving party and which is not under a duty of confidentiality to the disclosing party.

          16. Relationship of Parties.   Anything  else in this Agreement to
          the contrary notwithstanding, this Agreement does not establish a
          partnership,  joint  venture,  association,   agency   or   other
          relationship  between  the  parties  except as that of vendor and
          vendee.   Neither  party, nor such party's  officers,  employees,
          directors, shareholders and/or representatives, shall be deemed an employee or agent of the other party, or have any right or authority to act for and/or bind the other party in any way, or represent that the other party is in any way responsible for acts of the other. Each party shall have exclusive liability for the payment of all taxes imposed on such party or its employees or agents which arise in connection with the performance of this Agreement including, without limitation, the payment and/or withholding, as the case may be, of income taxes, property taxes, sales or use taxes, social security and other payroll taxes, workmen's compensation insurance, disability benefits and the
          like   which  are  measured  by  the  wages,  salaries  or  other remunerations to the extent applicable to the personnel involved, and neither party shall be liable for any such payments which may
          be assessed  against  the  other  party.   No  right,  express or
          implied, is granted by this Agreement to either party to use in any manner the name of the other or any other trade name or trademark of the other in connection with the performance of this Agreement.

          17. Assignability.   Neither  party  to   this   Agreement   shall
          transfer, sell, assign, pledge or otherwise encumber any of its rights or obligations under this Agreement, without the prior written consent of the other parties hereto, which consent shall not be unreasonably withheld; provided, however, that each party may, without the prior written consent of the other party, (a) assign any or all of its right or obligations under this Agreement to any Affiliate (as such term is hereinbelow defined), which assignment shall not release the assigning party from any of its obligations under this Agreement, or (b) assign all of such party's rights or obligations under this Agreement to any other person or entity in connection with the transfer or sale of all or substantially all of its business to any person or entity or the merger or consolidation of the assigning party with or into any other entity, so long as such transferee, purchaser or surviving entity shall assume such obligations of the assigning party. The term "Affiliate" is defined as any person controlling a party, controlled by a party, or under common control with a party. Any transfer, sale, assignment, pledge or encumbrance in violation of this Paragraph 17 shall be null and void. Subject to the foregoing, this Agreement shall bind and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and assigns.

          18. Interpretation.    This  Agreement  is  an  agreement  between
          financially  sophisticated  and   knowledgeable  parties  and  is
          entered into by the parties in reliance upon the economic and legal bargains contained herein and shall be interpreted and construed in a fair and impartial manner without regard to such factors as the party who prepared (or caused the preparation of) this instrument or the relative bargaining power of the parties.


          19. Entire  Agreement.   Each  party  expressly  acknowledges  and
          agrees that this Agreement, including all exhibits attached hereto, (1) is the final, complete and exclusive statement of the agreement of the parties with respect to the subject matter hereof; (2) supersedes any prior or contemporaneous agreements or understandings of any kind, oral or written, and that any such prior agreements are of no force or effect except as expressly set forth herein; and (3) may not be varied, supplemented or contradicted by evidence of prior agreements, or by evidence of subsequent oral agreements.

          Amendment; Waiver; Forbearance. This Agreement nor any provision contained herein may be amended or modified or terminated (other than by performance), except by a written instrument signed by all of the parties to this Agreement. No waiver of any breach of any provision herein contained, or of the performance of any acts or obligations under this Agreement, shall be effective and binding unless such waiver shall be in a written instrument signed by each party. No such waiver shall be deemed a waiver of any other provision under this Agreement, or any preceding or subsequent breach thereof. No forbearance by a party to seek a remedy for any noncompliance or breach by another party hereto shall be deemed to be a waiver by such forbearing party with respect to such noncompliance or breach unless such waiver shall be in a written instrument signed by the forbearing party.

          21. Governing Law/Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois. Subject to Paragraph 21, any legal action or other proceeding brought by any of the parties to enforce or interpret this Agreement shall be filed only in the County of Macon, State of Illinois.

          22. Arbitration. Any controversy or claim arising out of or relating to this Agreement or the breach thereof will be settled by arbitration in accordance with the rules of the American Arbitration Association, and with the arbitration taking place in Macon County, Illinois. All awards shall be final and binding and may be filed with the clerk of any court having jurisdiction
          over the parties.   The  arbitrator shall have the power to issue
          any award or decree that a court of law or equity could issue, including specific performance and/or injunctive relief, and shall also have the same power to compel discovery and impose sanctions, including attorneys' fees and court cost, as a court of law or equity.

          23. Attorneys' Fees. In the event of any litigation between the parties due to breach of this Agreement, the unsuccessful party agrees to pay the successful party all costs and expenses of litigation incurred by the successful party including, but not limited to, reasonable attorneys' fees for all legal counsel, depositions, witness fees and other expenses incurred in connection with such litigation, and if the successful party shall recover judgment in any action proceeding, the costs, expenses and attorneys' fees shall be included as part of the judgment.

          24. Severability. If all or any portion of any of the provisions of this Agreement shall be invalid, illegal or unenforceable by laws applicable thereto, then the performance of said offending provision or provisions shall be excused by the parties hereto and such invalidity, illegibility, or unenforceability shall not affect any other provision of this Agreement.

          25. Notices.   Unless  otherwise  specifically  provided  in  this
          Agreement, all notices, demands, requests, consents, approvals or
          other   communications   (collectively   and   severally   called
          "notices") required or permitted to be given hereunder, or which are given with respect to this Agreement, shall be in writing, and shall be given: (A) by personal delivery (which form of notice shall be deemed to have been given upon delivery), (B) by telegraph or by private airborne/overnight delivery service (which forms of notice shall be deemed to have been given upon confirmed delivery by the delivery agency), (C) by electronic or facsimile or telephonic transmission, provided the receiving party has a compatible device or confirms receipt thereof (which
          forms  of  notice  shall  be   deemed  delivered  upon  confirmed
          transmission or confirmation of receipt), or (D) by mailing in the United States mail by registered or certified mail, return receipt requested, postage prepaid (which forms of notice shall be deemed to have been given upon the fifth {5th} business day following the date mailed). Each party, and their respective counsel, hereby agree that if notice is to be given hereunder by such party's counsel, such counsel may communicate directly with all principals, as required to comply with the foregoing notice
          provisions.   Notices  shall  be  addressed   at   the  addresses
          hereinabove set forth on the cover page of this Agreement or to such other address as the receiving party shall have specified most recently by like notice, with a copy to the other parties hereto. Notices to each party shall be directed to the attention of such party's President, by name if known or reasonably ascertainable.

          26. Counterparts.   This  Agreement  may  be executed  in  several
          counterparts, including facsimile copies, each of which shall be deemed an original, and all of such counterparts together shall constitute one agreement, binding on all parties hereto.

          If the terms and conditions of this Agreement are satisfactory, then indicate your approval by executing and dating this letter below and delivering it to the undersigned. In the event the terms and conditions described above are not satisfactory, or you have any question or comments, then please refrain from signing this Agreement and call me at your earliest convenience. Finally, please note that this Agreement is legally binding upon your execution thereof.

          Very truly yours,

           JORDAN PHARMACEUTICALS, INC.


          By:
              Earl Jordan, its President



          By signature below in the space provided, Akorn Manufacturing, Inc. evidences its agreement with the terms of this Agreement and its intention to be legally bound hereby.

          AKORN MANUFACTURING, INC.


          By:
             Tim J. Toney, its President

          Date:                  , 1995

                                       Exhibit 1

                                  Product Description
                                  ____________________


Sodium Chloride:            Sodium Chloride  Injection, U.S.P. 0.9%,
                            10 mL Ampul

Tetracaine Hydrochloride:   Tetracaine Hydrochloride  Injection,
                            U.S.P. 1%, 2mL Ampul

Epinephrine:                Epinephrine Injection, U.S.P., 1 mL Ampul
                            (Preservative Free)

Dextrose:                   Dextrose Injection, U.S.P. 10%, 3 mL Ampul

Ephedrine Sulfate:          Ephedrine Sulfate Injection, U.S.P.,
                            1 mL Ampul

Sterile Water:              Sterile Water for Injection, U.S.P.,
                            192 mL Vial

                                       Exhibit 2

                              Stability Batch Size (Units)
                              ____________________________




          Sodium Chloride*                             65,000

          Tetracaine Hydrochloride*                    50,000

          Epinephrine*                                100,000



         *Approximately 1,000 units will be removed per batch for stability studies.

                                       Exhibit 3

                                Product Development Cost
                                _________________________


          Sodium Chloride                              $ 49,275

          Tetracaine Hydrochloride                     $ 94,169

          Epinephrine                                  $100,285

                                       Exhibit 4

                             Commercial Batch Sizes (Units)
                             ______________________________


          Sodium Chloride                           65,000 Ampuls

          Tetracaine Hydrochloride                  50,000 Ampuls

          Epinephrine                              100,000 Ampuls

          Dextrose                                  48,500 Ampuls

          Ephedrine Sulfate                         47,500 Ampuls

          Sterile Water                              6,750 Vials

                                       Exhibit 5

                                Minimum Annual Purchase
                                ________________________

                               Units             Price           Total

Sodium Chloride            400,000 Ampuls        .437           $174,800

Tetracaine Hydrochloride   600,000 Ampuls        .388           $232,800

Epinephrine              1,000,000 Ampuls        .309           $309,000

Dextrose                   600,000 Ampuls        .359           $215,400

Ephedrine Sulfate          500,000 Ampuls        .312           $156,000

Sterile Water       1996 - 250,000 Vials         2.65           $662,500
                    1997 - 125,000 Vials         2.65           $331,250

                                       Exhibit 6

                                 Packing Specifications
                                 ________________________


Sodium Chloride -           Labeled Ampuls in Gross Pack Boxes
                            (Master Case to be Defined)

Tetracaine  Hydrochloride - Labeled  Ampuls  in  100  Pack  Boxes
                            (Master Case to be Defined)

Epinephrine -               Labeled Ampuls in 100 Pack Boxes
                            (Master Case to be Defined)

Dextrose -                  Labeled Ampuls in Gross Pack Boxes
                            (Master Case to be Defined)

Ephedrine Sulfate -         Labeled Ampuls in 100 Pack Boxes
                            (Master Case to be Defined)

 Sterile Water -            Labeled Vials in 20 Pack Boxes

                               Exhibit 7

                                Pricing
                                ________


Sodium Chloride                         $437.00 per thousand Ampuls

Tetracaine Hydrochloride                $388.00 per thousand Ampuls

Epinephrine                             $309.00 per thousand Ampuls

Dextrose                                $359.00 per thousand Ampuls

Ephedrine Sulfate                       $312.00 per thousand Ampuls

Sterile Water                           $  2.65 per Vial
                                        (Akorn Mfg. Supplies Vial,
                                         Stopper,& Cap)

                                 Exhibit 8

                             Jordan Customer List
                             ____________________



          1.    Baxter Healthcare Corporation
                Surgical Group Division

          2.    Baxter Healthcare Corporation
                I.V. System Division

          3.    Baxter Healthcare Corporation
                Biotech Group
                Hyland Division

          4.    Kendall Healthcare Products Company

          5.    B. Braun Medical, Inc.

          6.    Arrow International

          7.    Sherwood Medical

          8.    Alpha Therapeutic Corporation

          9.    Becton Dickinson and Company
                Becton Dickinson Division

         10.    UDL Laboratories, Inc.

                         Exhibit 9

                 Product Development Report

                 ____________________________


          SECTION I              CERTIFICATIONS

          SECTION II             LABELING

          SECTION III            FORMULATION JUSTIFICATION

          SECTION IV             RAW MATERIAL CONTROLS

          SECTION V              MANUFACTURING & PROCESSING

          SECTION VI             MICROBIOLOGICAL CONTROLS

          SECTION VII            IN-PROCESS CONTROLS

          SECTION VIII           CONTAINER/CLOSURES

          SECTION IX             FINISHED PRODUCT CONTROLS

          SECTION X              ANALYTICAL METHODS

          SECTION XI             STABILITY